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                     TruServ Corporation
   Variable Denomination Fixed Rate Redeemable Term Notes

           Supplement No.  1 Dated August 1, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rates payable on the Company's
Variable Denomination Fixed Rate Redeemable Term Notes are:

                    two year       6.78%
                    three year     6.84%
                    four year      6.89%